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                                                                    EXHIBIT 10.8

                                                          GE CAPITAL CORPORATION
                                             LIFE SCIENCE AND TECHNOLOGY FINANCE
                                                         83 WOOSTER HEIGHTS ROAD
                                                               DANBURY, CT 06810
                                                203-205-5216 / FAX: 203-205-2193


                                                                  APRIL 14, 2005

CONFIDENTIAL LOAN PROPOSAL FOR

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COMBINATORX, INCORPORATED

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SUBMITTED BY: Bill Stickle

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COMBINATORX, INCORPORATED
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MR. ROBERT FORRESTER
CHIEF FINANCIAL OFFICER
COMBINATORX, INCORPORATED
650 ALBANY STREET
BOSTON, MA 02118

Dear Mr. Forrester:

Pursuant to your request, General Electric Capital Corporation ("GE Capital") is pleased to submit the following revised loan proposal for your consideration:

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TRANSACTION:                  LOAN

BORROWER:                     COMBINATORX, INCORPORATED

LENDER: GENERAL ELECTRIC CAPITAL CORPORATION ITS AFFILIATES OR ITS ASSIGNEE ("GE CAPITAL")

LOAN AMOUNT:                  $1,000,000.00

ANTICIPATED FUNDING PERIOD:   APRIL 2005 THROUGH MARCH 2006

TERM:                         36 MONTHS

PAYMENT FACTOR AND INTERVAL:  3.215463%, MONTHLY IN ARREARS

INTEREST RATE:                9.76%

EQUIPMENT (COLLATERAL):       NEW LAB AND LAB SUPPORT EQUIPMENT, COMPUTER
                              HARDWARE AND GENERAL OFFICE EQUIPMENT, FURNITURE,
                              AND SOFTWARE AND TENANT IMPROVEMENTS FOR THE
                              INTERNAL USE OF THE BORROWER. SOFT COSTS SUCH AS
                              SOFTWARE AND TENANT IMPROVEMENTS SHALL BE LIMITED
                              TO 30% OF THE LOAN AMOUNT. ALL SUCH EQUIPMENT
                              MUST BE ACCEPTABLE TO GE CAPITAL AND LOCATED
                              WITHIN THE CONTINENTAL UNITED STATES AT BORROWER
                              OWNED OR LEASED PROPERTIES.

WARRANTS:                     BORROWER SHALL ISSUE TO GE CAPITAL PREFERRED
                              STOCK WARRANTS IN THE AMOUNT OF 2.00% OF THE
                              ACTUAL LOAN AMOUNT ADVANCED AT A STRIKE PRICE
                              EQUAL TO THE MOST RECENT ROUND'S PREFERRED SHARE
                              PRICE.

OTHER CONSIDERATION:          BORROWER SHALL PROVIDE LENDER WITH A NEGATIVE
                              PLEDGE ON INTELLECTUAL PROPERTY. LENDER
                              ACKNOWLEDGES THE EXISTENCE OF A NEGATIVE PLEDGE
                              BETWEEN BORROWER AND LIGHTHOUSE CAPITAL PARTNERS
                              ("LIGHTHOUSE"). LENDER INTENDS TO ALLOW ITS
                              NEGATIVE PLEDGE WITH BORROWER TO MIRROR THE
                              NEGATIVE PLEDGE THAT BORROWER HAS WITH
                              LIGHTHOUSE.
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                          GENERAL TERMS AND CONDITIONS

OUR PROPOSAL CONTAINS THE FOLLOWING PROVISIONS AND THE LOAN PAYMENTS WE PROPOSE ARE SPECIFICALLY BASED UPON THESE PROVISIONS AND OUR ASSUMPTIONS.

1. MAINTENANCE AND INSURANCE: All maintenance and insurance (fire and theft, extended coverage and liability) are the responsibility of the Borrower. Borrower will be responsible for maintaining in force, all risk damage, and liability insurance in amounts and coverages satisfactory to GE Capital.

2. DOCUMENTATION: GE Capital's current standard loan documentation for this type of collateralized loan will be used.


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3.   INDEXING: The Interest Rate and Payment Factor will be adjusted at the time of funding to reflect any increase in the Lender's cost of funds, which shall be tied to the Federal Reserve's Three (3) year Treasury Constant Maturities Rate. The rate, and therefore the payment factor, assumes an index of 3.91%.

4. TRANSACTION COSTS: The Borrower shall be responsible for all closing and transaction costs including any legal fees and inspection and/or appraisal costs.

5. PROPOSAL FEE: $10,000.00. Of this Fee, $5,000.00 shall be credited on a prorata basis to schedules as financed and the remainder retained by GE Capital for application processing, underwriting and documentation. All or a portion of the proposal fee will be forfeited if this transaction is approved by GE Capital and not executed by Borrower as called for in this proposal. If investment approval is not obtained, the fee will be promptly returned to Borrower (less the cost of credit verification and investigation and any out of pocket expenses incurred such as appraisal fees, legal fees, etc.).

6. ACCEPTANCE: By signing below, the Borrower acknowledges the terms and conditions of this proposal. Upon receipt of the executed proposal letter and accompanying fee, GE Capital shall commence its investment approval process.

7. EXPIRATION: This proposal shall expire on May 3, 2005, if GE Capital has not received your acceptance hereof by such date.

This proposal expresses GE Capital's willingness to seek internal approval for the transaction contemplated herein. By signing and returning this letter both parties acknowledge that: The above proposed terms and conditions do not constitute a commitment by GE Capital, (ii) GE Capital's senior management may seek changes to the above terms and conditions, and (iii) GE Capital may decline further consideration of this transaction at any point in the approval process. GE Capital's agreement to fund the proposed transaction remains subject to and would be preceded by completion of a legal and business due diligence, as well as collateral and credit review and analysis, all with results satisfactory to GE Capital and the closing of an initial funding under such transaction would be conditioned upon the prior execution and delivery of final legal documentation and all conditions precedent acceptable to GE Capital and its counsel and no material adverse change in the business condition or prospects of the Company ("Material Adverse Change"). For transactions that contemplate more than one funding, GE Capital's obligation to make each such subsequent funding would be subject to confirmation that no Material Adverse Change has occurred.

I look forward to your early review and response. If there are any questions, I would appreciate the opportunity to discuss this proposal in more detail at your earliest convenience. Please do not hesitate to contact me directly at
(203) -205 -5216.

Sincerely,


PROPOSAL ACCEPTED BY:

COMBINATORX, INCORPORATED

Name:   /s/ Robert Forrester
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Title: Chief Financial Officer
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Date:  May 3, 2005
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Federal Tax ID#:


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